Exhibit 99.1

Allos Therapeutics Receives Special Protocol Assessment for Pivotal Phase 2 Study of the Company’s Novel
Antifolate PDX in Patients with Peripheral T-cell Lymphoma

Westminster, CO, August 2, 2006 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced that it has reached agreement with the U.S. Food and Drug Administration (FDA) under the Special Protocol Assessment process (SPA) on the design of a pivotal Phase 2 trial of the company’s novel, next generation antifolate PDX (pralatrexate) in patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).  The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of a new drug application, and provides a binding agreement that the study design, including trial size, clinical endpoints and/or data analyses are acceptable to the FDA.

“We’re pleased to have reached agreement with the FDA on the design of this important clinical trial as it provides a well defined pathway for pursuit of marketing approval of PDX,” said Paul L. Berns, President and Chief Executive Officer.  “We expect to move forward as planned with the initiation of enrollment in this trial by the end of the third quarter.”

The Phase 2, non-randomized, open-label trial will look to establish the safety and efficacy of PDX with concurrent vitamin B12 and folic acid supplementation in patients with relapsed or refractory PTCL.  Patients will receive PDX at 30 mg/m2 once every week for six weeks followed by one week of rest per cycle of treatment.  The Company currently plans to enroll 100 evaluable patients at approximately 35 leading cancer centers in the U.S., Canada and Europe.  The study protocol includes interim assessments of safety and response.  Owen A. O’Connor, M.D., Ph.D., Head of the Laboratory of Experimental Therapeutics for Lymphoproliferative Malignancies, Lymphoma and Development Chemotherapy Services, Memorial Sloan-Kettering Cancer Center, will serve as the international study chair.

Interim results from a Phase 1/2 study of PDX in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) and Hodgkin’s disease, which is currently on-going at Memorial Sloan-Kettering Cancer Center, demonstrated preliminary evidence of activity in patients with various subtypes of aggressive and chemotherapy resistant T-cell lymphoma.  As reported at the 2005 American Society of Hematology Annual Meeting, four of seven evaluable patients with T-cell lymphoma achieved a complete response following treatment with PDX, despite having failed multiple prior therapies.  The addition of vitamins to the treatment regimen appeared to successfully mitigate the previously established dose limiting toxicity of stomatitis.

“To date pralatrexate has achieved a high complete response rate that has proven very durable among PTCL patients with a historically very poor prognosis,” said Dr. O’Connor. “These results suggest that pralatrexate may offer a new therapeutic option for patients with PTCL — a disease desperately in need of new effective treatments.”

About PDX (pralatrexate)

PDX is a small molecule chemotherapeutic agent that inhibits dihdrofolate reductase, or DHFR, a folic acid (folate) dependent enzyme involved in the building of DNA and other processes.  PDX was rationally designed for improved transport into tumor cells via the reduced folate carrier (RFC-1), and greater intracellular drug retention.  These biochemical features, together with preclinical data in a variety of tumors, suggest that PDX has an enhanced potency and toxicity profile relative to methotrexate and other related DHFR inhibitors.

About Peripheral T-cell Lymphoma

Peripheral T-cell lymphomas, or PTCLs, are a biologically diverse group of blood cancers that account for approximately 10% to 15% of all cases of NHL, or about 6,700 patients. The average five year survival rate for PTCL patients is approximately 25%. There are currently no pharmaceutical agents approved for the treatment of relapsed or refractory PTCLs.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer.  The Company’s lead product candidate, EFAPROXYN™ (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy.  EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer.   The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma;  and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors.  For more information, please visit the Company’s web site at: www.allos.com.

Conference Call
The Company will host a conference call on Thursday, August 3, 2006 at 10 AM ET with Owen A. O’Connor, M.D., Ph.D. to discuss the role of PDX in the treatment of peripheral T-cell lymphoma.  The dial in number for U.S. residents to participate is 866-362-4831. International callers should dial 617-597-5347. The pass code to participate is 23292612.

Conference Call Replay

An audio replay of the conference call will be available from 12 PM ET on Thursday, August 3, 2006, until 11:59 PM ET on Thursday, August 31, 2006. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 65355312.

Webcast

Allos Therapeutics will hold a live web cast of the conference call.  The webcast will be available from the investors/media section of the Company’s web site at www.allos.com and will be archived for 90 days.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the interim results of the Phase 1/2 study of PDX in patients with NHL; the potential safety and efficacy profile of PDX; the Company’s plans to initiate Phase 2 clinical development of PDX for the treatment of patients with T-cell lymphoma; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, among others: that the interim results from the Phase 1/2 study of PDX in patients with NHL may not be confirmed upon full analysis of the detailed results of the trial; that the Company may experience delays in the initiation and/or completion of its clinical trials, including the planned Phase 2 trial of PDX in patients with PTCL, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors; that clinical trials may not demonstrate that PDX is both safe and more effective than current standards of care; that there may not be a sufficient number of responses among initially enrolled patients to support continuation; that data from preclinical studies and clinical trials may not necessarily be indicative of future clinical trial results; that the safety and/or efficacy results of clinical trials for PDX will not support an application for marketing approval in the United States or any other country; and the risk that the Company may lack the financial resources and access to capital to fund future clinical trials for PDX or any of its other product candidates.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman
Manager, Corporate Communications

Allos Therapeutics

720-540-5227

jneiman@allos.com